EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Provides Corporate Update

VANCOUVER, B.C., CANADA (April 23, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to provide an update on operations and initiatives regarding COVID-19.

“The business and human landscape around the world continues to move through significant upheaval and in many states, cannabis has been declared an essential service. I am extremely proud of our team as they continue to advance our business and provide top quality cannabis offerings to our patients and customers in a safe, clean and supportive environment”, stated Michael Mills, President and Interim CEO of Body and Mind. “Our strategy of measured growth without serviceable debt is accelerated by our exceptional team that constantly strives to elevate brand quality while providing safe, expert service in this challenging environment.”

California

Cannabis is deemed an essential service by the state of California which enables continuing cannabis operations provided they adopt social distancing and anti-congregating measures and follow the CDC's policy of Interim Guidance for Businesses and Employers to Plan and Respond to Coronavirus Disease. (California Bureau of Cannabis Control Notice, March 21, 2020)

The ShowGrow Long Beach dispensary gives patients the option of pre-ordering through Weedmaps, iheartjane.com or the Long Beach web site https://bamcannabis.com/california/longbeachdispensary/. Advance orders for pickup have seen a dramatic increase over the past weeks with positive feedback on the web order user experience. The store is arranged for social distancing and undergoes constant cleaning. All staff are appropriately masked and follow CDC guidance. Protective sneeze guards have been installed in all reception and cashier areas to improve protection for both customers and staff.

The ShowGrow San Diego dispensary has experienced strong sales increases since opening day. The Company has delayed any grand opening plans until a later date and has arranged the store to enable social distancing and best COVID-19 practices. Customers and patients can order in advance through the Company website https://bamcannabis.com/california/sandiegodispensary/. The large 25+ vehicle parking area provides good opportunity for customers and patients to social distance.

Arkansas

Construction of the Arkansas dispensary is complete and the facility has passed inspection by the Medical Marijuana Commission of Arkansas. BaM and the licensee, Comprehensive Care Group continue to work on final requirements to open the dispensary located in West Memphis, AR. The dispensary also allows for social distancing within the store and team members are being trained on COVID-19 cleaning and operating protocols. The Company anticipates opening the dispensary in the near future pending final local and state approvals.

About Body and Mind Inc.

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President and Interim CEO
Tel: 800-361-6312
ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.